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                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                            UNAUDITED PRO
                                FISCAL YEARS ENDING                                                             FORMA
                          ----------------------------------                                              ------------------
                                                                                   FEBRUARY       SIX
                                                              JANUARY   FEBRUARY   27, 1997     MONTHS     YEAR       SIX
                                                              26, 1997  27, 1997    THROUGH      ENDED     ENDED    MONTHS
                          JANUARY  JANUARY  JANUARY  JANUARY  THROUGH   THROUGH    JULY 26,    AUGUST 1,  JANUARY    ENDED
                            29,      28,      27,      25,    FEBRUARY  JANUARY      1997        1998       31,    AUGUST 1,
                           1994     1995     1996     1997    26, 1997  31, 1998  (UNAUDITED) (UNAUDITED)  1998      1998
                          -------  -------  -------  -------  --------  --------  ----------- ----------- -------  ---------
Income (loss) before in-
 come taxes.............  $5,120   $ 5,519  $ 6,927  $ 6,390  $(1,147)  $ 3,643     $  761      $(3,066)  $(2,372)  $(4,084)
Interest................   3,817     6,163    6,702    6,515   1 ,116     9,855      3,931        6,844    15,785     7,862
Interest portion of
 rental
 expense................     270       334      429      551       49       919        380          518       968       518
                          ------   -------  -------  -------  -------   -------     ------      -------   -------   -------
 Earnings...............  $9,207   $12,016  $14,058  $13,456  $    18   $14,417     $5,072      $ 4,296   $14,381   $ 4,296
Interest................   3,817     6,163    6,702    6,515    1,116     9,855      3,931        6,844    15,785     7,862
Interest portion of
 rental
 expense................     270       334      429      551       49       919        380          518       968       518
                          ------   -------  -------  -------  -------   -------     ------      -------   -------   -------
 Fixed charges..........  $4,087   $ 6,497  $ 7,131  $ 7,066  $ 1,165   $10,774     $4,311      $ 7,362   $16,755   $ 8,380
                          ------   -------  -------  -------  -------   -------     ------      -------   -------   -------
Ratio of earnings to
 fixed charges..........     2.3x      1.8x     2.0x     1.9x     0.0x      1.3x       1.2x         0.6x      0.9x      0.5x
                          ======   =======  =======  =======  =======   =======     ======      =======   =======   =======
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